SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	000-22849	65-0420146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

Registrant’s telephone number, including area code:         (954)917-6655

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended and Restated Loan Agreement
Pledge and Security Agreement
Second Promissory Note

Item 5. Other Events and Regulation FD Disclosure.

     In December 2001 we entered into a private debt financing transaction with a third party pursuant to the terms and conditions of a Loan Agreement, a Secured Promissory Note in the principal amount of $3 million and a Security Agreement. Under the terms of the debt financing transaction, we agreed to pay 12% annual interest on the loan. At March 31, 2003 we had an aggregate of $1,050,000 principal amount outstanding under this loan, and we were delinquent in our payments.

     On May 7, 2003 we entered into an Amended and Restated Loan Agreement with the lender which restructured the original loan. Under the terms of the Amended and Restated Loan Agreement, the lender agreed to renew the outstanding principal amount due under original loan and extend us a new loan in the amount of $1,950,000. Of this amount, $1,000,000 is being deposited in escrow and will be available for use by us at the discretion of the lender and the remaining $950,000 was made immediately available, which included $600,000 which had previously been advanced to us by the lender.

     The new loan is evidenced by a three year promissory note in the principal amount of $3,000,000, payable interest only on a quarterly basis beginning in July 2003 at the rate of 5.25% per annum. This new loan is collateralized by a blanket security interest in our assets and a pledge of the stock of our subsidiaries.

     We issued the lender 140,000 shares of our newly created Class A-8 Convertible Preferred Stock as consideration for entering into the Amended and Restated Loan Agreement. The lender also exchanged approximately 2,200,000 shares of our currently issued and outstanding common stock owned by him for an additional 110,000 shares of our Class A-8 Convertible Preferred Stock. The approximately 2,200,000 shares of common stock returned now have the status of authorized but unissued shares. The designations, rights and preferences of the shares of Class A-8 Convertible Preferred Stock provide, among other provisions, that:

*	it does not pay any dividends,
*	it has a liquidation amount of $6.00 per share,
*	it has no voting rights,
*	each share is convertible at the option of the holder into 20 shares of our common stock and, if not previously converted, is subject to automatic conversion on the third anniversary of the effective date of a registration statement filed with the SEC covering the resale of the shares of common stock issuable upon the conversion.

     We granted the lender demand and piggy-back registration rights covering the shares of common stock issuable upon the conversion of the Class A-8 Convertible Preferred Stock

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     Copies of the Amended and Restated Loan Agreement, Pledge and Security Agreement and Secured Promissory Note are attached hereto as exhibits. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7. Financial Statements and Exhibits

     Financial Statements:

     (c)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Loan Agreement by and between Visual Data Corporation and Frederick A. DeLuca
10.2	Pledge and Security Agreement
10.3	Secured Promissory Note in the principal amount of $3,000,000

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Data Corporation

Date: May 7, 2003	By:	/s/ Randy S. Selman

Randy S. Selman, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Loan Agreement by and between Visual Data Corporation and Frederick A. DeLuca
10.2	Pledge and Security Agreement
10.3	Secured Promissory Note in the principal amount of $3,000,000

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